UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 13, 2012

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 13, 2012, Bristol-Myers Squibb Company (the “Company”) announced the completion of the acquisition of all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Inhibitex, Inc., a Delaware corporation (“Inhibitex”), that were not already owned by the Company and its subsidiaries. The acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by Inta Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the “Purchaser”), for the Shares at a price of $26.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 2012, and in the related Letter of Transmittal, each as amended and supplemented, filed by the Company and the Purchaser with the Securities and Exchange Commission on January 13, 2012, followed by the merger of Purchaser with and into Inhibitex. The press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company dated February 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2012

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Demetrios Kydonieos
	Name:	Demetrios Kydoneios
	Title:	Vice President, Strategy, Alliances & Transactions

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Bristol-Myers Squibb Company dated February 13, 2012.